Exhibit 99.1

Motorsport Games Reports First Quarter 2021 Financial Results

MIAMI, Florida – May 17, 2021 – Motorsport Games, Inc. (NASDAQ: MSGM) (“Motorsport Games”) today reported financial results for the first quarter ended March 31, 2021. The Company also posted a First Quarter 2021 Review video, highlighting key milestones that occurred in the period, which is accessible on the investor relations section of its website.

Dmitry Kozko, Chief Executive Officer of Motorsport Games, commented, “We are pleased to announce another strong quarter in terms of building out additional infrastructure to grow the business. Our first quarter results demonstrate the progress we are making executing on our long-term growth plan. We have had success adding talented developers to our team in order to expand our portfolio of racing games. Additionally, we have improved our proprietary technology therefore enhancing our ability to provide world-class products. We believe our recent acquisitions solidify our position as the go-to provider for racing games and esports entertainment. We have a steady commitment towards innovation and growth as we continue to look for investment opportunities that create shareholder value and continue to bring the joy of racing games to all of our fans worldwide.”

Kozko commented “Since the completion of the IPO in January, we have worked towards establishing a global presence by improving our development studio capabilities in the United States, the United Kingdom, Russia, Australia and the Netherlands. Our global studio presence is important as we seek additional IP opportunities to expand our fan base and become the market leader in virtual motorsport racing around the world.”

To help achieve this goal, the Company brought in Gérard Neveu from the FIA World Endurance Championship where he led the growth and success of the series as CEO for the past 10 years.

Kozko noted, “Gérard will be instrumental in helping us build and maintain relationships with some of the most important motorsport series and industry participants. We are excited to accelerate our growth plan to establish a greater global presence with Gérard’s assistance.”

First Quarter 2021 Highlights

●	First quarter revenue tracked ahead of management’s expectations at $2.5 million. This compares to revenue of $3.2 million in the prior year period, which had closer proximity to a game launch, and when gaming participation was at historic highs driven by the global pandemic. The Company’s new flagship game, NASCAR NXT, is scheduled to be released in the back half of the third quarter this year.

●	In the first quarter, the Company created and released NASCAR Heat Ultimate Edition to drive additional revenues.

●	Gross Profit decreased to $1.7 million for the first quarter 2021, as compared to $2.2 million in the first quarter 2020. Gross Profit Margin improved to 68% compared to a gross profit margin of 67% in the prior year period, as higher margin digital sales continue to increase as a percentage of total sales.

●	Net loss for the first quarter of 2021 was ($14.1 million) compared to ($0.2 million) in the prior year period.

●	Adjusted EBITDA[1] was ($2.8 million), compared to ($0.07 million) in the prior year period.

First Quarter 2021 and Subsequent Business Update

●	NASCAR NXT. The rework of the new NASCAR franchise is in its final significant development period and will be submitted to platform holders for testing and certification. NASCAR NXT is anticipated to launch in the back half of the third quarter of this year.

●	Le Mans Esports Series Joint Venture. The Company acquired an additional 6% interest in the Le Mans joint venture which brought the total ownership to 51% and allows the Company to consolidate the Le Mans joint venture into its financial results going forward. Additionally, the joint venture entered into license agreements where the joint venture was granted multiple 10-year exclusive licenses to use certain licensed intellectual property related to, themed as, or containing the FIA World Endurance Championship and the 24 Hours of Le Mans for esports and games.

●	Motorsports Advisor Hire. The Company hired highly-experienced motorsport promoter Gérard Neveu. He will serve as Motorsport Games’ Motorsports Advisor, acting as the primary conduit between Motorsport Games and the world’s motorsport series and larger motorsport industry as a whole. Neveu will be responsible for developing, enhancing and executing projects and agreements between Motorsport Games’ esports business and the motorsport industry, while ensuring maximum authenticity across Motorsport Games’ virtual offerings along the way.

1Regarding the Company’s use of Adjusted EBITDA, which is a Non-GAAP financial measure, please see the note below, “Use of Non-GAAP Financial Measures.”

●	Completed Acquisitions. Motorsport Games has completed the acquisitions of KartKraft and Studio397. Both Motorsport Games Australia (KartKraft) and Studio397 (rFactor 2) continue to be integrated into the Company with all parties working together to harness and integrate staff, processes and technologies. Both studios will be providing significant expertise and product capabilities to Motorsport Games over the coming months and years. The Company also announced it completed the acquisition of the remaining outstanding shares of 704Games Company.

●	Esports Events. The Company continues to host its NASCAR Heat 5 esports event, Ultimate Summer Showdown, which is a four event esports tournament that began on April 30th and will culminate with a showpiece final on July 22nd.

Stephen Hood, President of Motorsport Games, said “I’m pleased to announce we are making great progress on the product front, finalizing NASCAR NXT, which we currently anticipate will be available in the back half of the third quarter. We are also adding new platform opportunities like Nintendo Switch later this year. The integration of our new studios, such as Motorsport Games Australia, that will drive forward the KartKraft product and Studio397 with rFactor2, has been a seamless transition to provide us with new technology, creativity and expertise. This incredible talent will help us accelerate our forward looking business interests and, together, I believe we will define the future of virtual motorsports.”

Financial Results for the Three Months Ended March 31, 2021

	For the Three Months Ended March 31,
	2021	2020
Revenues	$2,474,132	$3,234,567
Cost of revenues [1]	781,808	1,068,497
Gross profit	1,692,324	2,166,070

Operating expenses:
Sales and marketing [2]	1,024,218	638,139
Development [3]	1,250,362	935,804
General and administrative [4]	14,764,038	692,752
Depreciation and amortization	30,775	18,951
Total operating expenses	17,069,393	2,285,646
Loss from operations	(15,377,069)	(119,576)
Interest (expense) income [5]	(119,539)	1,140
Gain (loss) attributable to equity method investment	1,370,837	(70,242)
Other income (expense), net	40,347	(11,830)
Net loss	(14,085,424)	(200,508)
Less: Net (loss) income attributable to non-controlling interest	(273,450)	39,123
Net loss attributable to Motorsport Games Inc.	$(13,811,974)	$(239,631)

Net loss attributable to Class A common stock per share [6]:
Basic and diluted	$(1.30)

Weighted Average Number of Class A Common Shares Outstanding [6]:
Basic and diluted	10,637,065

[1] Includes related party costs of $0 and $68,256 for the three months ended March 31, 2021 and 2020, respectively.

[2] Includes related party expenses of $0 and $65,467 for the three months ended March 31, 2021 and 2020, respectively.

[3] Includes related party expenses of $577 and $73,956 for the three months ended March 31, 2021 and 2020, respectively.

[4] Includes related party expenses of $1,436,234 and $336,563 for the three months ended March 31, 2021 and 2020, respectively.

[5] Includes related party expenses of $105,845 and $0 for the three months ended March 31, 2021 and 2020, respectively.

[6] Basic and diluted net loss per Class A common stock is presented only for the period after the Company’s organizational transactions.

Revenues were $2.5 million in the first quarter ended March 31, 2021 versus $3.2 million in revenue in the three months ended March 31, 2020. The year over year decrease reflects lower sales of console games and, to a lesser extent, a reduction in mobile revenues. The NASCAR Heat 4 game was released in September 2019, which was two months later in the respective calendar year compared to the release of NASCAR Heat 5 in July 2020. This resulted in higher net sales of NASCAR Heat 4 during the first quarter of 2020 as compared to the net sales of NASCAR Heat 5 during the first quarter of 2021, as the majority of purchases from a new release occurs closest to the release date.

Gross Profit was $1.7 million, or 68% of revenues, for the quarter ended March 31, 2021, versus $2.2 million, or 67% of revenues, for the quarter ended March 31, 2020; a decrease of $0.5 million or 22%. The decrease in gross profit is primarily due to the reduction in revenues, partially offset by increased percentage of digital sales versus sales of physical units.

Operating Expenses were $17.1 million for the first quarter of 2021, compared to $2.3 million for the first quarter of 2020, which reflects an increase of $14.8 million. The first quarter of 2021 includes expenses of $2.9 million associated with the IPO, $9.1 million in non-cash, stock-based compensation associated with the IPO and $0.3 million in expenses related to acquisition activity. The following details the IPO and acquisition expenses for first quarter of 2021:

		————Adjustments————
	Three Months Ended March 31, 2021 As Reported	Acquisition Expenses	IPO Expenses	Stock Based Compensation	Adjusted Operating Expenses for the Three Months Ended March 31, 2021	Operating Expenses for Three Months Ended March 31, 2020	Variance Better / (Worse) for Actual Operating Expenses	Variance Better / (Worse) to Adjusted Operating Expenses
Operating expenses:
Sales and marketing	$1,024,218	$-	$-	$(121,722)	$902,496	638,139	(386,079)	(264,357)
Development	1,250,362	-	-	(43,832)	1,206,530	935,804	(314,558)	(270,726)
General and administrative	14,764,038	(330,479)	(2,947,192)	(8,911,361)	2,575,006	692,752	(14,071,286)	(1,882,254)
Depreciation and amortization	30,775	-	-	-	30,775	18,951	(11,824)	(11,824)
Total operating expenses	$17,069,393	$(330,479)	$(2,947,192)	$(9,076,915)	$4,714,807	$2,285,646	$(14,783,747)	$(2,429,161)

Sales, marketing and development expenses increased during the first quarter of 2021 primarily due to adding additional headcount and increased marketing expenses to support additional games and platforms that were added to product and platform offerings.

General and administrative (“G&A”) expenses were $14.8 million and $0.7 million for the quarters ended March 31, 2021 and 2020, respectively, resulting in a $14.1 million increase. The increase in G&A expenses reflects acquisition and IPO related expenses (including IPO bonuses and stock-based compensation expenses) of $12.2 million. Additionally, compensation expense (excluding IPO bonuses and stock-based compensation expenses) increased $0.7 million as we increased headcount to manage a larger portfolio of brands that will be accessible across more platforms. Insurance increased $0.4 million due to the cost of obtaining D&O insurance coverage appropriate for the Company’s new status as a public company. Legal fees increased by $0.3 million primarily due to the buy-out of the minority interests in 704Games. Audit and accounting fees increased by $0.2 million primarily due to increased costs of being a public company.

Jon New, Chief Financial Officer of Motorsport Games, stated “We are pleased to see execution of our operating plan in the first quarter. Our revenues exceeded our expectations with Adjusted EBITDA meeting expectations in the first quarter of this year. Additionally, the opportunities created from the incremental ownership in the Le Mans joint venture, KartKraft and Studio397 acquisitions strengthen our current portfolio of brands and our long-term growth prospects.”

Net Loss was ($14.1 million) for the quarter ended March 31, 2021 versus ($0.2 million) for the prior year period.

Adjusted EBITDA2 was ($2.8 million) for the three months ended March 31, 2021, versus ($0.07 million) for the three months ended March 31, 2020. The following table provides a reconciliation from net loss to EBITDA and Adjusted EBITDA:

	Quarter ended March 31, 2021	Quarter Ended March 31, 2020
Net Loss	$(14,085,424)	$(200,508)
Interest expense, net	119,539	1,140
Depreciation and Amortization	136,601	134,014
EBITDA	(13,829,284)	(65,354)
IPO related expenses	2,947,192	-
Acquisition related expenses	330,479	-
Gain attributable to equity method investment	(1,370,837)	-
Stock-based compensation	9,076,915	-
Adjusted EBITDA	$(2,845,536)	$(65,354)

2021 Financial Guidance

●	The Company reiterates its full year 2021 financial guidance today with 2021 full year net revenues of at least $22.5 million and Adjusted EBITDA of at least ($7.3 million). The Company believes these numbers are reasonable and expects to meet or exceed them, based on current business and the anticipated third quarter release of NASCAR NXT.

Use of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and adjusted Operating Expenses are non-GAAP financial measures (the “Non-GAAP Measures”). See the reconciliations of such Non-GAAP financial measures to their most directly comparable GAAP measures in the financial tables above.

EBITDA, a measure used by management to assess our operating performance, is defined as net loss plus interest (income) expense, depreciation and amortization, less income tax benefit. Adjusted EBITDA is defined as EBITDA adjusted to exclude: (i) IPO-related expenses; (ii) acquisition related expenses; (iii) gain attributable to equity method investment resulting from the acquisition of additional equity interest in Le Mans joint venture; (iv) stock-based compensation expenses; and (v) charges or gains resulting from other non-recurring events, if any.

2Regarding the Company’s use of Adjusted EBITDA, which is a Non-GAAP financial measure, please see the note, “Use of Non-GAAP Financial Measures.”

We use the Non-GAAP Measures to manage our business and evaluate our financial performance, as they have been adjusted for items that affect comparability between periods that we believe are not representative of our core ongoing operating business. Additionally, management believes that the Non-GAAP Measures are useful to investors because they enhance investors’ understanding and assessment of our performance, facilitate comparisons to prior periods and our competitors’ results and assist in forecasting performance for future periods.

Each of the Non-GAAP Measures is not a recognized term under generally accepted accounting principles in the United States of America (“U.S. GAAP”) and does not purport to be an alternative to revenue, income/loss from operations, net income/net loss or any other measure derived in accordance with U.S. GAAP as a measure of operating performance or to cash flows from operations as a measure of liquidity. Additionally, each of the Non-GAAP Measures is not intended to be a measure of free cash flows available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The Non-GAAP Measures have limitations as analytical tools, and investors should not consider any of such measures in isolation or as substitutes for our results as reported under U.S. GAAP. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the business that would be presented by using only measures in accordance with U.S. GAAP. Because not all companies use identical calculations, our measures may not be comparable to other similarly titled measures of other companies. Reconciliations of the Non-GAAP Measures to their respective most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are presented in the tables within this release.

We do not provide a reconciliation for Adjusted EBITDA on a forward-looking basis because we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, certain acquisition related expenses and stock-based compensation expenses. Each of such adjustments has not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 5:00 p.m. ET today to discuss the results. The live conference call can be accessed by dialing (877) 407-0784 from the U.S. or (201) 689-8560. Alternatively, participants may access the live webcast on the Motorsport Games Investor Relations website at https://ir.motorsportgames.com under “Events.”

About Motorsport Games

Motorsport Games, a Motorsport Network company, combines innovative and engaging video games with exciting esports competitions and content for racing fans and gamers around the globe. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series including NASCAR, 24 Hours of Le Mans and the British Touring Car Championship (“BTCC”), as well as other racing games including Studio397’s rFactor 2 simulation platform and KartKraft, the highly acclaimed PC kart racing simulator. Motorsport Games is an award-winning esports partner of choice for 24 Hours of Le Mans, Formula E, BTCC, the FIA World Rallycross Championship and the eNASCAR Heat Pro League, among others. For more information about Motorsport Games visit: https://ir.motorsportgames.com/

Forward-Looking Statements

Certain statements in this press release, the related conference call and webcast which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements in this press release, the related conference call and webcast that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: (i) Motorsport Games’ future business, future results of operations and/or financial condition, including without limitation, as to the Company’s future growth (including its plans to accelerate its growth plan to establish a greater global presence, driving additional revenues and its future long-term growth prospects), creation of shareholder value, plans to become the market leader in virtual motorsport racing around the world and its remaining confident that it will achieve its full-year 2021 guidance for revenues and Adjusted EBITDA; (ii) the expected future impact of new or planned products or offerings and the timing of launching such products and offerings; (iii) the expected future impact of completed and pending acquisitions; and (iv) the expected future impact of implementing management strategies and the impact of other industry trends. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Motorsport Games and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) difficulties, delays or less than expected results in achieving the Company’s growth plans, objectives and expectations, such as due to a slower than anticipated economic recovery and/or the Company’s inability, in whole or in part, to continue to execute its business strategies and plans; (ii) difficulties, delays in or unanticipated events that may impact the timing and scope of new product launches; (iii) difficulties, delays in or unanticipated events that may impact the Company’s ability to complete certain pending acquisitions and/or less than anticipated benefits from completed acquisitions; and/or (iv) difficulties, delays or less than expected results in implementing the Company’s management strategies, such as due to higher than anticipated costs or delays and expenses added by the ongoing and prolonged COVID-19 pandemic. Factors other than those referred to above could also cause Motorsport Games’ results to differ materially from expected results. Additional examples of such risks and uncertainties include, but are not limited to (i) Motorsport Games’ ability (or inability) to maintain existing, and to secure additional, licenses and other agreements with the various racing series; (ii) Motorsport Games’ ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies; (iii) unanticipated operating costs, transaction costs and actual or contingent liabilities; (iv) the ability to attract and retain qualified employees and key personnel; (v) adverse effects of increased competition on Motorsport Games’ business, results of operations and/or financial condition; (vi) the risk that changes in consumer behavior could adversely affect Motorsport Games’ business, results of operations and/or financial condition; (vii) Motorsport Games’ ability to protect its intellectual property; and (viii) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in Motorsport Games’ filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, as well as in its subsequent filings with the SEC. Motorsport Games anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Motorsport Games assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Motorsport Games’ plans and expectations as of any subsequent date. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Motorsport Games’ website or other websites referenced or linked to this press release shall not be incorporated by reference into this press release.

Contacts:

Investors:

Ashley DeSimone

Ashley.DeSimone@icrinc.com